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                                                       Exhibit (23)
                                                       Unicom Corporation
                                                       Form 8-K File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 27, 1995, on Unicom Corporation and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1994, included as an Exhibit to this Form 8-K Current Report of Unicom Corporation dated January 27, 1995, into Unicom Corporation's previously filed prospectus dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), and Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan). We also consent to the application of our report to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1994, 1993 and 1992 appearing on page 14 of Exhibit 99 of this Form 8-K.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
February 10, 1995